For Information Contact:
Maureen Crystal
Tel: 703.707.6777
E-mail: mcrystal@nciinc.com

Brian J. Clark to Join NCI as Executive Vice President and Chief Financial Officer

RESTON, Va., — January 24, 2011 — (BUSINESS WIRE) — NCI, Inc. (NASDAQ:NCIT), a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies, is pleased to announce that Brian J. Clark will join NCI in April 2011 as the executive vice president, chief financial officer and treasurer.

Mr. Clark brings to NCI more than 15 years of executive-level experience within the government IT services sector. He will manage all aspects of the company’s financial operations, investor relations, commercial and investment banking relationships as well as lead the company’s mergers and acquisitions program and strategic capital investment decisions.

Prior to joining NCI, he was the executive vice president, chief financial officer and treasurer for Stanley, Inc., a leading government information technology firm acquired by CGI Group in September 2010. While at Stanley, Mr. Clark led equity and debt financings, including the company’s initial public offering in 2006, to support organic growth as well as several successful acquisitions. Additionally, he was responsible for leading reorganizations that were aimed at more efficiently streamlining operations to better facilitate revenue and margin growth. Prior to Stanley, Mr. Clark was the vice president, corporate controller, and principal accounting officer for Titan Corporation. While there, he was involved in all strategic transactions, managing the company’s merger and acquisition programs, as well as divestitures, equity joint ventures, and commercial contracts.

Mr. Clark has an outstanding reputation in the capital markets and for growing businesses both organically and through acquisitions. During his five-year tenure at Stanley, Inc., the company’s annualized revenues grew from $282 million to over $900 million, and while at Titan the company’s revenues doubled from $1.1 billion to $2.2 billion.

Prior to Titan, Mr. Clark was a senior manager of assurance and business advisory services for Arthur Andersen LLP, where he participated in three initial public offerings and the completion of more than 25 merger and acquisition transactions as well as advising companies on financial risk management and technical accounting matters.

“We are exceptionally pleased to have Brian join our executive team,” said Charles Narang, NCI’s chairman and CEO. “Adding a seasoned financial executive of Brian’s caliber to our team will play an important role in our goal of reaching $1 billion in revenues within the next three to five years. We look forward to his knowledge and insights in driving and creating value within our organization.”

“This is an exciting opportunity to join a company I have long-admired for its track record of performance and quality of leadership. I look forward to joining Charles and the NCI team in continuing to evolve and position the company for growth and meeting the challenges of tomorrow,” said Brian Clark.

About NCI, Inc.:

NCI is a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies. We have ISO 9001:2008 and other industry-leading and globally recognized certifications. NCI’s award-winning expertise encompasses areas critical to its customers’ mission objectives, including enterprise systems management; network engineering; cybersecurity and information assurance; software development and systems engineering; program management, acquisition, and lifecycle support; engineering and logistics; health IT/medical transformation; and training and simulation. The company is a member of the Russell 2000 and S&P Small Cap 600 indexes, and was recently named to FORTUNE Magazine’s 2010 “100 Fastest-Growing Companies” list. Headquartered in Reston, Virginia, NCI has approximately 2,700 employees and more than 100 locations worldwide. For more information, visit our Web site at www.nciinc.com, or e-mail mcrystal@nciinc.com.

Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; continued funding of U.S. Government, based on a change in spending priorities, or in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; adverse results of U.S. Government audits of our Government contracts; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific IDIQ contracts and/or schedule contracts with the General Services Administration; and (vi) the Government’s “insourcing” of previously contracted support services and the realignment of funds to other non-defense related programs; impact of the current credit market conditions; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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